UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

______________________________

First Trust Intermediate Duration Preferred & Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-22795	32-0405071
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois (Address of principal executive offices)	60187 (zip code)

Registrant’s telephone number, including area code: (630) 765-8000

 ______________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Trust Intermediate Duration Preferred & Income Fund (the “Fund”) is filing herewith a press release issued on September 11, 2023, as Exhibit 99.1. The press release was issued by First Trust Advisors L.P. to announce the appointment of Bronwyn Wright as a Trustee of the Fund, effective September 10, 2023. Details regarding the appointment are contained in the press release included herein.

Ms. Wright has also been appointed as a member of the Audit Committee, the Valuation Committee and the Nominating and Governance Committee for the Fund.

Ms. Wright is not currently a party to any transaction with the Fund or First Trust Advisors L.P. that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press release of First Trust Advisors L.P. dated September 11, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2023		FIRST TRUST INTERMEDIATE DURATION PREFERRED & INCOME FUND

	By:	/s/ W. Scott Jardine
	Name	W. Scott Jardine
	Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of First Trust Advisors L.P. dated September 11, 2023.